As filed with the Securities and Exchange Commission on November__, 1998

                                                      Registration     No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of l933


                          SIMS COMMUNICATIONS, INC.

              (Exact name of issuer as specified in its charter)


             Delaware                            65-0287558
    (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization           Identification No.)

  18001 Cowan, Suites C&D
  Irvine, California                                92614
  (Address of Principal Executive                 (Zip Code)
           Offices)
                         Incentive Stock Option Plan
                       Non-Qualified Stock Option Plan
                              Stock Bonus Plans
                             (Full Title of Plan)

                                 Mark Bennett
                           18001 Cowan, Suites C&D
                          Irvine, California 92614
                   (Name and address of agent for service)

                               (949) 724-9094
        (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                            William T. Hart, Esq.
                                Hart & Trinen
                            l624 Washington Street
                            Denver, Colorado 80203
                                (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
Title of                            maximum       maximum
Securities            Amount        offering      aggregate     Amount of
 to be                to be         price         offering     registration
registered         registered (1)  per share (2)  price            fee

Common Stock         1,500,000       $1.30    $1,950,000         $575.25
Issuable Pursuant    Shares
to Incentive
Stock Option Plan

Common Stock         3,000,000       $1.30   $$3,900,000        1,150.50
Issuable Pursuant    Shares
to Non-Qualified
Stock Option Plans

Common Stock         1,500,000       $1.30    $1,950,000          575.25
Issuable Pursuant    Shares
to Stock
Bonus Plans
                                              ----------         -------
                                              $7,800,000          $2,301
                                              ==========         =======


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares available for issuance upon exercise of options granted under the Incentive Stock Option and Non-Qualified Stock Option Plan and shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on November 18, 1998.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  3  - Incorporation  of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement: Annual Report on Form 10-KSB for the year ending June 30, 1998. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and Officers

         The Delaware General Corporation Law provides in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company.

Item 7 - Exemption from Registration Claimed

         None.

Item  8  -   Exhibits

4  -   Instruments Defining Rights of
       Security Holders

(a) - Common Stock                          Incorporated by reference to Exhibit
                                            4(a) of the Company's Registration
                                            Statement on Form SB-2, File No.
                                            33-70546-A.

(b) - 1998 Incentive Stock Option Plan


(c) - Non-Qualified Stock Option
      Plan (as amended)

(d) - 1998 Non-Qualified Stock Option
      Plan

(e) - 1998 Stock Bonus Plan


5 - Opinion Regarding Legality of
    Securities to be Offered

24 - Consent of Independent Public
     Accountants and Attorneys


25 - Power of Attorney                     Included in the signature page
                                           of this Registration Statement

28 - Information from Reports              None
     furnished to State Insurance
     Regulatory Authorities

99 - Additional Exhibits
     (Re-Offer Prospectus)


Item 9 - Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)   to  include  any   prospectus   required  by  Section
                   l0(a)(3) of the Securities Act of l933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

              Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Mark Bennett and Michael Malet, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Irvine, California, on November 19, 1998.

                                       SIMS COMMUNICATIONS, INC.


                                       By: /s/ Mark Bennett
                                          Mark Bennett, President and
                                          Chief Executive Officer

                                       By: /s/ Ian Hart
                                          Ian Hart, Principal Financial
                                          Officer and Chief Accounting Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                     Date

/s/ Mark Bennett                      Director               November 19, 1998
Mark Bennett

/s/ Michael Malet                     Director               November 19, 1998
Michael Malet

                                      Director
Chet Howard

/s/ George Pursglove                  Director               November 19, 1998
George Pursglove

/s/ Cornelia Eldridge                 Director               November 19, 1998
Cornelia Eldridge

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                                    EXHIBITS
                           SIMS Communications, Inc.
                            18001 Cowan, Suites C&D
                                Irvine, CA 92614

                                    EXHIBIT 4(b)

                            SIMS COMMUNICATIONS, INC.
                        1998 INCENTIVE STOCK OPTION PLAN

         1. Purpose. The purpose of the Incentive Stock Option Plan (the "Plan") is to advance the interests of SIMS Communications, Inc. and any subsidiary corporation (hereinafter referred to as the "Company") and all of its shareholders, by strengthening the Company's ability to attract and retain in its employ individuals of training, experience, and ability, and to furnish additional incentive to officers and valued employees upon whose judgment, initiative, and efforts the successful conduct and development of its business largely depends, by encouraging such officers and employees to become owners of capital stock of the Company.

             This will be effected through the granting of stock options as herein provided, which options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

         2.   Definitions.

              (a)  "Board" means the Board of Directors of the Company.

              (b) "Committee" means the directors duly appointed to administer the Plan.

              (c)  "Common Stock" means the Company's Common Stock.

              (d) "Date of Grant"  means the date on which an Option is  granted under the Plan.

              (e) "Option" means an Option granted under the Plan.

              (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

              (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the

Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,500,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

              The aggregate fair market value (determined as of the time any option is granted) of the stock for which any employee may be granted options which are first exercisable in any single calendar year under this Plan (and any other plan of the Company meeting the requirements for Incentive Stock Option Plans) shall not exceed $100,000.

         5. Participants. Options will be granted only to persons who are employees of the Company and only in connection with any such person's employment. The term "employees" shall include officers as well as other employees, and the officers and other employees who are directors of the Company. The Committee will determine the employees to be granted options and the number of shares subject to each option.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The purchase price of each option shall not be less than 100% of the fair market value of the Company's common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

              (b) Period of Option. The maximum period for exercising an option shall be 10 years from the date upon which the option is granted, provided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the maximum period for exercising an option shall be five years from the date upon which the option is granted and provided further, however, that these periods may be shortened in accordance with the provisions of Paragraphs 6 or 7 below.

         Subject to the foregoing, the period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee.

         If an optionee shall cease to be employed by the Company due to disability, as defined in Section 22(e)(3) of the Code, he may, but only within the one year next succeeding such cessation of employment, exercise his option to the extent that he was entitled to exercise it on the date of such cessation. The Plan will not confer upon any optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with his right, or his employer's right, to terminate his employment at any time.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

              Options may be exercised in part from time to time during the option period. The exercise of any option will be contingent upon compliance by the Optionee (or purchaser acting pursuant to Section 6(b)) with the provisions of Section 10 below and upon receipt by the Company of either (i) cash or certified bank check payable to its order in the amount of the purchase price of such shares (ii) shares of Company stock having a fair market value equal to the purchase price of such shares, or (iii) a combination of (i) and (ii). If any law or regulation requires the Company to take any action with respect to the shares to be issued upon exercise of any option, then the date for delivery of such stock shall be extended for the period necessary to take such action.

              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. In the event of the death of an optionee while in the employ of the Company, the option theretofore granted to him shall be exercisable only within the three months succeeding such death and then only
(i) by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option at the date of his death.

         7. Assumed Options. In connection with any transaction to which Section 424(a) of the Code is applicable, options may be granted pursuant hereto in substitution of existing options or existing options may be assumed as prescribed by that Section and any regulations issued thereunder. Notwithstanding anything to the contrary contained in this Plan, options granted pursuant to this Paragraph shall be at prices and shall contain such terms, provisions, and conditions as may be determined by the Committee and shall include such provisions and conditions as may be necessary to meet the requirements of Section 424(a) of the Code.

         8. Certain Dispositions of Shares. Any options granted pursuant to this Plan shall be conditioned such that if, within the earlier of (i) the two-year period beginning on the date of grant of an option or (ii) the one-year period beginning on the date after which any share of stock is transferred to an individual pursuant to his exercise of an option, such an individual makes a disposition of such share of stock by way of sale, exchange, gift, transfer of legal title, or otherwise, such individual shall promptly report such disposition to the Company in writing and shall furnish to the Company such details concerning such disposition as the Company may reasonably request.

         9. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporaton shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

         10. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         11. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l2. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) make any material change in the class of eligible employees as defined in Section 5, (b) extend the term of the Plan or the maximum option periods provided in paragraph 6, (c) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 9, or (d) materially increase the benefits accruing to employees participating under this Plan.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         13. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         14. Governing Law. The Plan shall be governed by the laws of the State of Delaware.

         l5. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.

                                 EXHIBIT 4(c)

                            SIMS COMMUNICATIONS, INC.
                        NON-QUALIFIED STOCK OPTION PLAN
                                  (as amended)

         l. Purpose. This Non-Qualified Stock Option Plan (the "Plan") is intended to advance the interests of SIMS Communications, Inc. (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code").

         2.   Definitions.

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the directors duly appointed to administer the Plan.

         (c)  "Common Stock" means the Company's Common Stock.

         (d) "Date of Grant" means the date on which an Option is granted under the Plan.

         (e) "Option" means an Option granted under the Plan.

         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,500,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall in no instance be less than the par value of the Common Stock.

              (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable.

              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Opionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within four months after the date of death.

         7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporaton shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

         8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

              Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l0. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's Common Stock voting in person or by proxy at any meeting of the Company's shareholders, make any alteration or amendment thereof which operates to (a) abolish the Committee, change the qualification of its members, or withdraw the administration of the Plan from its supervision, (b) make any material change in the class of eligible employees as defined in paragraph 5, (c) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 7, (d) increase the total number of shares for which an option or options may be granted to any one employee, (e) extend the term of the Plan or the maximum option periods provided in paragraph 6, (f) decrease the minimum option price provided in paragraph 6, except as provided in paragraph 7, or (g) materially increase the benefits accruing to employees participating under this Plan.

              Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l2. Governing Law. The Plan shall be governed by the laws of the State of Delaware.

         13. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.

                                 EXHIBIT 4(d)

                            SIMS COMMUNICATIONS, INC.
                      1998 NON-QUALIFIED STOCK OPTION PLAN

         l. Purpose. This Non-Qualified Stock Option Plan (the "Plan") is intended to advance the interests of SIMS Communications, Inc. (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code").

         2.   Definitions.

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Committee" means the directors duly appointed to administer the Plan.

         (c)  "Common Stock" means the Company's Common Stock.

         (d) "Date of Grant" means the date on which an Option is granted under the Plan.

         (e) "Option" means an Option granted under the Plan.

         (f) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (g) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,500,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

              (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall in no instance be less than the par value of the Common Stock.

              (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

              (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable.

              (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Opionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within four months after the date of death.

         7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporaton shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

         8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

              Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         l0. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan at any time.

              Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l2. Governing Law. The Plan shall be governed by the laws of the State of Delaware.

         13. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.

                                 EXHIBIT 4(e)

                            SIMS COMMUNICATIONS, INC.
                             1998 STOCK BONUS PLAN

         l. Purpose. The purpose of this Stock Bonus Plan is to advance the interests of SIMS Communications, Inc. (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

         2.   Definitions.

              A.   "Board" shall mean the board of directors of the Company.

              B.   "Committee"   means  the   directors   duly   appointed  to
administer the Plan.

              C.   "Plan" shall mean this Stock Bonus Plan.

              D. "Bonus Share" shall mean the shares of common stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Recipient pursuant to this Plan.

              E. "Recipient" shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

         3. Administration of Plan. The Plan shall be administered by a committee of two or more directors appointed by the Board (the "Committee"). The Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Bonus Shares shall be granted and the number of Bonus Shares; to construe and interpret the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. Bonus Share Reserve. There shall be established a Bonus Share Reserve to which shall be credited 750,000 shares of the Company's common stock. In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, this reserve shall be reduced by the number of shares so granted. Distributions of Bonus Shares may, as the Committee shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and nonassessable and free from preemptive rights.

         5. Eligibility, and Granting and Vesting of Bonus Shares. Bonus Shares may be granted under the Plan to the Company's employees, directors and officers, and consultants or advisors to the Company, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

              The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determine from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee directors at the time of the grant. For purposes of this plan, vesting shall mean the period during which the recipient must remain an employee or provide services for the Company. At such time as the employment of the Recipient ceases, any shares not fully vested shall be forfeited by the Recipient and shall be returned to the Bonus Share Reserve. The Committee, in its sole discretion, may also impose restrictions on the future transferability of the bonus shares, which restrictions shall be set forth on the notification to the Recipient of the grant.

              The aggregate number of Bonus Shares which may be granted pursuant to this Plan shall not exceed the amount available therefore in the Bonus Share Reserve.

         6. Form of Grants. Each grant shall specify the number of Bonus Shares subject thereto, subject to the provisions of Section 5 hereof.

              At the time of making any grant, the Committee shall advise the Recipient by delivery of written notice, in the form of Exhibit A hereto annexed.

         7.   Recipients' Representations.

              A. The Committee may require that, in acquiring any Bonus Shares, the Recipient agree with, and represent to, the Company that the Recipient is acquiring such Bonus Shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding-up the estate of any Recipient. Such shares shall be transferrable thereafter only if the proposed transfer shall be permissable pursuant to the Plan and if, in the opinion of counsel (who shall be satisfactory to the Committee), such transfer shall at such time be in compliance with applicable securities laws.

              B. To effectuate Paragraph A above, the Recipient shall deliver to the Committee, in duplicate, an agreement in writing, signed by the Recipient, in form and substance as set forth in Exhibit B hereto annexed, and the Committee shall forthwith acknowledge its receipt thereof.

            8.  Restrictions  Upon Issuance.

     A. Bonus Shares shall forthwith after the making of any representations required by Section 6 hereof, or if no representations are required then within thirty (30) days of the date of grant, be duly issued and transferred and a certificate or certificates for such shares shall be issued in the Recipient's name. The Recipient shall thereupon be a shareholder with respect to all the shares represented by such certificate or certificates, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of Section 7(B) hereof) paid with respect to such shares. Certificates of stock representing Bonus Shares shall be imprinted with a legend to the effect that the shares represented thereby are subject to the provisions of this Agreement, and to the vesting and transfer limitations established by the Committee, and each transfer agent for the common stock shall be instructed to like effect with respect of such shares.

              B. In the event  that,  as the  result  of a stock  split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Bonus Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend as provided in Section 7(A), and all provisions of the Plan relating to restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed.

              C. The grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Bonus Shares upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any Bonus Shares, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been ef-fected or obtained free of any conditions not acceptable to the Company.

              D. Unless the Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each Recipient shall, by accepting a Bonus Share, represent and agree, for himself and his transferrees by will or the laws of descent and distribution, that all Bonus Shares were acquired for investment and not for resale or distribution. The person entitled to receive Bonus Shares shall, upon request of the Committee, furnish evidence satisfactory to the Committee (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Committee may, if it deems appropriate, affix a legend to certificates representing Bonus Shares indicating that such Bonus Shares have not been registered with the Securities and Exchange

Commission and may so notify the Company's transfer agent. Such shares may be disposed of by a Recipient in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

         9. Limitations. Neither the action of the Company in establishing the Plan, nor any action taken by it nor by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.

              Every right of action by any person receiving shares of common stock pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

         l0. Amendment, Suspension or Termination of the Plan. The Board of Directors may alter, suspend, or discontinue the Plan at any time.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Bonus Share may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a recipient's consent, alter or impair any of the rights or obligations under any Bonus Share theretofore granted to such recipient under the Plan.

         ll. Governing Law. The Plan shall be governed by the laws of the State of Delaware.

         l2. Expenses of Administration. All costs and expenses incurred in the operation and adminstration of this Plan shall be borne by the Company.

                                  - EXHIBIT A -
                           SIMS COMMUNICATIONS, INC.
                                STOCK BONUS PLAN


         TO:  Recipient:

              PLEASE BE ADVISED that SIMS Communications, Inc. has on the date hereof granted to the Recipient the number of Bonus Shares as set forth under and pursuant to the Stock Bonus Plan. Before these shares are to be issued, the Recipient must deliver to the Committee that administers the Stock Bonus Plan an agreement in duplicate, in the form as Exhibit B hereto. The Bonus Shares are issued subject to the following vesting and transfer limitations.

         Vesting:

         Number of Shares                   Date of Vesting



         Transfer Limitations:



                                       SIMS COMMUNICATIONS, INC.




                                       By
         Date

                                - EXHIBIT B -

SIMS Communications, Inc.
17821 Skypark Circle
Suite G
Irvine, CA 92614






Gentlemen:

         I represent and agree that said Bonus Shares are being acquired by me for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws, and agree further that said shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

         My address of record is:


and my social security number:                              .

                                  Very truly yours,




Receipt of the above is hereby acknowledged.

                                       SIMS COMMUNICATIONS, INC.




                                      By
       Date                             its

                                  EXHIBIT 5

                              November 19, 1998

SIMS Communications, Inc.
18001 Cowan, Suites C&D
Irvine,  California  92614

     This letter will constitute an opinion upon the legality of the sale by SIMS Communications, Inc. a Delaware corporation, of up to 6,000,000 shares of common stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. This letter will also constitute an opinion upon the legality of the sale by certain Selling Shareholders of the Company of shares of common stock issuable upon the exercise of options or shares issued as stock bonuses pursuant to the stock option and stock bonus plans referred to in such Registration Statement.

         We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Delaware, an a copy of the Registration Statement. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares when issued will be legally issued, fully paid, and nonassessable. It is also our opinion that the Company is authorized to issue the shares mentioned above and, when issued in accordance with the terms and conditions set out in the Registration Statement, such shares of common stock will be legally issued, fully paid and non-assessable.

                                  Very truly yours,

                                  HART & TRINEN, L.L.P.


                                  /s/ William T. Hart

                                  EXHIBIT 24

                             CONSENT OF ATTORNEYS


         Reference is made to the Registration Statement of SIMS Communications, Inc. on Form S-8 whereby the Company proposes to sell up to 6,000,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

         We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                  Very truly yours,

                                  HART & TRINEN, L.L.P.



                                  /s/ William T. Hart


Denver, Colorado
November 19, 1998

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
SIMS Communications, Inc.
18001 Cowan, Suites C&D
Irvine,  California  92614

     We consent to the incorporation by reference in this Registration Statement of SIMS Communications, Inc. on Form S-8 of our report dated September 15, 1998 and to the reference to us under the heading "Experts" in such Registration Statement.



                                       /s/ Ehrhardt Keefe Steiner & Hottman PC


October 13, 1998
Denver, Colorado

                                  EXHIBIT 99

                          SIMS COMMUNICATIONS, INC.

                             Shares Common Stock

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

         THESE SECURITIES HAVE NOT BEEN APPROVED OR did not DISAPPROVE BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus relates to shares (the "Shares") of this common stock (the "Common Stock") of SIMS Communications, Inc. (the "Company") which may be issued pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's Common Stock. Persons who receive Shares pursuant to the Plans and who are offering such Shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

         The Company has an Incentive Stock Option Plan, two Non-Qualified Stock Option Plans and two Stock Bonus Plans. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

         The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".



                   The date of this Prospectus is , 1998.

         None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                            AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (26 Federal Plaza, New York, New York 10278), and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                     DOCUMENTS INCORPORATED BY REFERENCE

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus).

         Requests should be directed to:

                          SIMS Communications, Inc.
                           18001 Cowan, Suites C&D
                                Irvine, CA 92614
                                 (949) 724-9094
                              Attention: Secretary

         The following documents filed with the Commission by the Company (Commission File No. 0-25474) are hereby incorporated by reference into this
Prospectus:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998. All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              TABLE OF CONTENTS
                                                            PAGE

THE COMPANY ..................................................5

RISK FACTORS .................................................6

DILUTION .....................................................10

USE OF PROCEEDS ..............................................12

SELLING SHAREHOLDERS .........................................12

PLAN OF DISTRIBUTION .........................................15

DESCRIPTION OF COMMON STOCK ..................................16

EXPERTS.......................................................17

GENERAL ......................................................17

                                 THE COMPANY

         SIMS Communications, Inc. (the "Company") was incorporated in Delaware on August 15, 1991 to design and market a computerized system which provides unattended rental of cellular telephones through a stand-alone dispensing station. The Company's system, known as an Automated Communications Distribution Center ("ACDC"), was designed to serve the needs of traveling sales people, convention and seminar participants, and anyone else who is temporarily away from normal communications facilities and needs to maintain contact with an office or home while traveling.

         Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

         The Company's first ACDC units became operational in September l993. In August 1995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation. As of September 30, l998 the Company was not operating any ACDC units and the Company's only remaining franchisee had four ACDC units in operation.

         During 1996 the Company introduced four additional programs in an effort to diversify and broaden the Company's product and service mix: (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. With the exception of the sale of prepaid calling cards, these programs were discontinued in December 1997.

         Effective December 31, 1996 the Company acquired all the issued and outstanding shares of Link International, Inc. ("Link"). Link manufactures and distributes machines which dispense prepaid calling cards and terminals which are used by merchants to perform a variety of transactions, including accepting credit cards and bank debit cards in payment for sales of merchandise and services.

         Effective January 30, 1998 the Company issued 550,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents videocassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has videocassette dispensing machines in approximately 140 hotels in the United States.

         Effective May 30, 1998 the Company acquired One Medical Service Inc. The One Medical Service technology is used in the pharmaceutical market and allows the pharmacy and its customers to communicate with medical vendors and suppliers and directly order home medical equipment.

         All historical share data in this Prospectus has been adjusted to reflect the following stock splits relating to the Company's common stock:
June 1995: 2-for-1 forward split, February 1996: 1-for-10 reverse split, February l998: 1-for-4 reverse split.

         Unless otherwise indicated, all references to the Company include the operations of Link, Movie Vision and One-Medical

         The Company's executive offices are located at 18001 Cowan St., Suites C&D, Irvine, CA 92614. The Company's telephone number is (949) 724-9094.

                                 RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Therefore, prospective investors should read this entire Prospectus and carefully consider, among others, the following risk factors in addition to the other information set forth in this Prospectus prior to making an investment.

         History of Losses. The Company has incurred losses since it was formed in 1991. From the date of its formation through June 30, 1998, the Company incurred net losses of approximately $(20,417,000). During the year ended June 30, l998 the Company had a loss of $(7,109,748). The Company expects to continue to incur losses until such time, if ever, as it generates substantial revenues and earns net income. There can be no assurance that the Company will be able to generate sufficient revenues and become profitable.

         The Company is vulnerable to a variety of business risks generally associated with small companies, any one of which could have a material adverse effect on its business, financial condition and results of operations. Potential investors should be aware of the difficulties encountered by small companies and the other risk factors set forth in this section. The Company's future operating results will depend on a number of factors, including the demand for its products and services, government regulation, the Company's ability to compete with much larger companies, its ability to successfully market its products and services, retain qualified sales and other personnel, successfully manage growth (including monitoring an expanded level of operations and controlling costs), and the availability of additional financing,

         The Company's operations have placed, and are expected to continue to place, significant strain on the Company's management, staff, working capital, and financial control systems. The failure to maintain or upgrade financial control systems, to recruit additional staff or to respond effectively to difficulties encountered during expansion could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's systems and controls or staff will be adequate. There can be no assurance that the Company will be able to earn a profit from its operations.

         Need for Capital. This offering is being made in behalf of certain Selling Shareholders. The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholders. The Company's continued operations will depend upon the availability of additional funding. There can be no assurance that the Company will be able to obtain additional funding, if needed, or if available on terms satisfactory to the Company.

         Competition There can be no assurance that the Company will be able to compete with the numerous other companies which are engaged in the Company's lines of business. Many of these competitors have greater financial and marketing resources than those of the Company.

         Agreements with Credit Card Companies. The Company's point-of-sale terminals and video dispensing machines are capable of operating on an automatic basis as the result of a nationwide credit card system. By means of telephone lines and computers, this system links credit card companies, issuing banks and credit card processing firms throughout the United States and allows products and services to be purchased through credit cards. The Company presently has agreements with credit card processors which authorize the use of various major credit cards in the Company's machines. In order for the Company to continue to have the services of these credit card processors available, the Company is required to meet certain conditions as provided in the agreements between the credit card processors and the Company. In the event the Company fails to meet these conditions, the credit card processors may automatically refuse to accept credit cards, in which case the Company's machines would be unable to process transactions.

         Dependence on Personnel. The future success of the Company will be highly dependent upon the personal efforts of its executive officers and the loss of the services of any of the Company's executive officers could have a material adverse effect on the Company. The Company believes that its future success will also depend upon its ability to attract and retain qualified marketing, operating and programming personnel. There can be no assurance that the Company will be able to hire and retain such necessary personnel in the future.

         Market for Company's Securities; Volatility of Securities Prices. Prices for the Company's Common Stock have been highly volatile and will be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, the Company's financial results, investor perceptions of the Company, and general economic and other conditions. Additionally, in the last several years, the stock market has experienced a high level of price and volume volatility and market prices of many companies, particularly small and emerging growth companies, the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

         No Assurance of Continued NASDAQ Listing. Although the Company's Common Stock and Warrants are currently listed on the NASDAQ Small-Cap Market, the National Association of Securities Dealers, Inc. ("NASD") requires, for continued inclusion on the NASDAQ Small-Cap Market, that the Company must maintain $2,000,000 in net worth and that the bid price of the Company's Common Stock must be at least $1.00.

         There can be no assurance however that the Company's securities will remain listed on the NASDAQ Small-Cap Market. If the Company's securities were delisted from the NASDAQ Small-Cap Market, the Company's securities would trade in the unorganized interdealer over-the-counter market through the OTC Bulletin Board which provides significantly less liquidity than the NASDAQ Small-Cap Market. Securities which are not traded on the NASDAQ Small-Cap Market may be more difficult to sell and may be subject to more price volatility than NASDAQ listed securities.

         If the Company's Common Stock was delisted from NASDAQ, trades in such securities may then be subject to Rule 15g-9 under the Securities Exchange Act of 1934, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. Rule 15g-9, if applicable to sales of the Company's securities, may affect the ability of broker/dealers to sell the Company's securities and may also affect the ability of investors in this offering to sell such securities in the secondary market and otherwise affect the trading market in the Company's securities.

         The Securities and Exchange Commission has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

         Transactions with Affiliates. The Company has in the past entered into transactions and agreements with the Company's management and certain affiliated parties and the Company may in the future enter into other transactions and agreements incident to its business with certain of its affiliates. Although the Company intends that the terms of any such future transactions and agreements will be no less favorable than those which could be obtained from unaffiliated third parties, no assurances can be given that this will be the case. See "Management - Transactions with Former Management" and "Management - Transactions With Present Management".

         Options, Warrants and Convertible Securities. The Company has issued options, warrants and other convertible securities ("Derivative Securities") which allow the holders to acquire additional shares of the Company's Common Stock. In some cases the Company has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities underlying certain Derivative Securities will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

         For the terms of these Derivative Securities, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such Derivative Securities may exercise and/or convert them at a time when the Company could obtain additional capital on terms more favorable than those provided by the Derivative Securities. The exercise or conversion of the Derivative Securities will dilute the voting interest of the owners of presently outstanding shares of the Company's Common Stock and may adversely affect the ability of the Company to obtain additional capital in the future. The sale of the shares of Common Stock issuable upon the exercise or conversion of the Derivative Securities could adversely affect the market price of the Company's stock. See "Dilution and Comparative Share Data".

         Shares Available for Resale. As of September 30, 1998, there were 9,417,957 shares of the Company's Common Stock issued and outstanding. Of this amount, approximately 4,200,000 shares are "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended (the "Act").

         Rule 144 provides, in essence, that shareholders, after holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions an amount equal to the greater of l% of the Company's then outstanding Common Stock or the average weekly trading volume, if any, of the stock during the four calendar weeks preceding the sale. Non-affiliates of the Company who hold restricted securities for a period of two years may, under certain prescribed conditions, sell their securities without regard to any of the requirements of the Rule.

         Approximately 3,500,000 shares of restricted stock have satisfied the one-year holding period required by Rule 144. Approximately 3,800,000 additional shares of restricted stock are being offered for public sale by means of a registration statement which has been filed with the Securities and Exchange Commission. The remaining shares of restricted stock will become available for resale pursuant to Rule 144 beginning in January 1999.

         No prediction can be made as to the effect, if any, that the sale of Common Stock (or the availability of such Common Stock for sale) by the holders of the Company's restricted stock will have on the market price of the Company's securities. Nevertheless, the possibility of a substantial number of shares of Common Stock being offered for sale in the public market may adversely affect prevailing market prices for the Common Stock and could impair investors' ability to sell the Company's Common Stock or the Company's ability to raise capital through the sale of its equity securities.

         Lack of Dividends. There can be no assurance that the operations of the Company will result in any revenues or will be profitable. At the present time, the Company intends to use available funds to finance any possible growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends and there can be no assurance that dividends will ever be paid.

         Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 1,000,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the Preferred Stock would allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

         FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

                                   DILUTION

         As of September 30, 1998, the Company had 9,417,957 shares of Common Stock and issued outstanding with a net tangible book value (total assets less total liabilities and intangible assets) of approximately $0.18 per share.

         The net tangible book value of a share of the Company's Common Stock is substantially less than the price which investors will pay for the shares offered by this Prospectus. The difference between the public offering price and the net tangible book value of the Company's Common Stock is the dilution attributable to each share of Common Stock.

         "Net tangible book value per share" is the amount that results from subtracting the total liabilities and intangible assets of the Company from its total assets and dividing such amount by the shares of Common Stock then outstanding.

         As of September 30, 1998 the Company had 9,417,957 shares of Common Stock issued and outstanding. The following table reflects the shares of Common Stock which may be issued by the Company as the result of the sale of additional securities by the Company, the exercise of options and warrants issued, or to be issued, by the Company and the conversion of convertible securities issued by the Company.

                                                  Number of       Note
                                                   Shares       Reference

         Shares Outstanding                     9,417,957

         Shares issuable upon exercise
          of warrants issued to sales agents
          and financial consultants               225,000           A

         Shares issuable upon conversion of notes
         and exercise of  warrants sold in
         private offerings                        256,937           B

         Shares issuable upon exercise of options
         previously granted by Company          2,589,000           C

         Shares issuable upon conversion of
         Series A and Series B Preferred Stock     35,000           D

         Additional shares issuable in connection
         with the acquisition of One Medical
         Services, Inc.:                                            E
                 Warrant Shares                   187,500
                  Incentive Shares              1,485,000

         Shares issuable upon conversion
         of loan                                  142,900           F

A. In connection with prior private offerings of the Company's common stock, the Company paid Commissions to the sales agents for such offerings in the form of cash and warrants. The Company has also entered into a number of agreements with various financial consultants. Pursuant to the terms of these agreements, the Company has issued to the financial consultants shares of common stock, plus warrants to purchase additional shares of common stock. The warrants referred to above are exercisable at prices ranging between $2.00 and $7.00 per share and expire between 2001 and 2003.

B. Between February and December l997 the Company sold $1,017,500 of convertible notes (the "Notes"), together with warrants for the purchase of 97,562 shares of the Company's common stock. The Notes bear interest at 8% per annum and are presently due and payable. As of September 30, 1998 Notes in the principal amount of $762,500 (plus accrued interest) have been converted into 534,285 shares of the Company's common stock. The remaining Notes are collectively convertible into 159,375 shares of the Company's Common Stock at a conversion price of $1.60 per share. The Warrants are exercisable at any time prior to May 31, 2000 at prices ranging between $5.00 and $10.00 per share.

C.  See "Selling Shareholders - Summary".

D.  The preferred shares were issued in 1995 and 1996.

E. Effective May 30, 1998 the Company acquired One Medical Services, Inc. in consideration for 142,349 shares of common stock and 187,500 warrants exercisable at $2.00 per share at any time prior to May 30, 2003. The Company has also agreed to issue to the former owners of One Medical up to 1,485,000 additional shares of common stock depending on the future operating of One Medical. The number of shares to be issued will be determined by dividing the quarterly net income of One Medical (for each fiscal quarterly beginning June 30, 1998 and ending June 30, 2001, by the average closing price of the Company's common stock for the five day trading period prior to the end of each quarter.

F. The Company has borrowed $250,000 from an non-affiliated third party. At the option of the third party the loan is convertible into shares of the Company's common stock. The number of shares to be issued upon the conversion of the loan is determined by dividing the principal and accrued interest to be converted by the average market price of the Company's common stock during the five day period prior to conversion. The shares in the table assume the principal amount of the loan is converted when the market price of the Company's common stock is $1.75 per share.

         The shares referred to in Note C, above are being offered for public sale by means of this prospectus. See "Selling Shareholders". The shares which are referred to in Notes A and B (as well as approximately 3,677,000 additional shares), are being registered for public sale by means of a seperate registration statement on Form SB-2 which has been filed with the Securities and Exchange Commission
                               USE OF PROCEEDS

         All of the shares offered by this Prospectus are being offered by certain owners of the Company's Common Stock (the Selling Shareholders) and were issued by the Company in connection with the Company's employee stock bonus or stock option plans. None of the proceeds from this offering will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                             SELLING SHAREHOLDERS

     The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's common stock. Officers and directors who received options or shares of commons stock pursuant to the Plans prior to September 30, 1998 and who are offering shares of common stock to the public by means of this Prospectus, are referred to as the "Selling Shareholders". Shares issuable upon the exercise of options granted, or which may be granted pursuant to the Company's Incentive Stock Option and Non-Qualified Stock Option Plans, as well as shares issued or issuable pursuant to the Stock Bonus Plans are also being offered by means of this Prospectus.

         The Company has an Incentive Stock Option Plan, two Non-Qualified Stock Option Plans and two Stock Bonus Plans. In some cases these Plans are collectively referred to as the "Plans". A summary description of these Plans follows.

         Incentive Stock Option Plan. The Company has an Incentive Stock Option Plans which collectively authorize the issuance of up to 1,500,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

         Non-Qualified Stock Option Plans. The Company has two Non-Qualified Stock Option Plans which collectively authorize the issuance of up to 3,000,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

         Stock Bonus Plans. The Company has two Stock Bonus Plans which allows for the issuance of up to 1,500,000 shares of Common Stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         Summary. The following sets forth certain information, as of September 30, 1998, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

                             Total       Shares                Remaining
                             Shares   Reserved for   Shares     Options/
                            Reserved  Outstanding   Issued as    Shares
Name of Plan               Under Plan   Options    Stock Bonus Under Plan

Incentive Stock Option Plan  1,500,000   --           N/A         --

Non-Qualified Stock Option
  Plans                      3,000,000    2,164,000   N/A        836,000
Stock Bonus Plans            1,500,000    N/A        749,625     750,375

      The following table summarizes the options and stock bonuses granted to the Company's officers, directors, employees and consultants pursuant to the Plans:Non-Qualified Stock Options

                           Shares Subject    Exercise         Expiration
Option Holder                To Option         Price       Date of Option

Mark Bennett                 560,500          $1.50           5-29-03
Michael Malet                457,000          $1.50           5-29-03
David Markowski              439,000          $1.50           5-29-03
Chet Howard                   50,000          $1.50           5-29-03
George Pursglove              50,000          $1.50           5-29-03

Other Company employees
and other third parties      607,500     $3.00 to $13.00   9/30/99 to 12/31/06

Stock Bonus Plans

Name                                Shares  issued as Stock  Bonus (1)

Mark Bennett                                    18,750
Michael Malet                                   21,250
Bruce Schames                                   18,750
David Markowski                                  6,250
Chet Howard                                      6,250
George Pursglove                                12,500

Other Employees
and Consultants as
 a group                                       665,875

     (1) Shares were issued between May 1997 and February 1998. All of these shares have since been sold.

    The following table provides certain information concerning the share ownership of the Selling Shareholders and the shares offered by this Prospectus.

                                    Number of
                                    Shares to
                   Number of    Number of Shares  be Beneficially
  Name of           Shares       Being Offered    owned on Com-  Percent
  Selling         Beneficially  Option   Bonus    pletion of the   of
Shareholder          Owned     Shares(1) Shares(2)  Offering      Class

Mark Bennett       224,900      560,500    --      224,900        3%
Michael Malet      157,802      457,000    --      157,802        2%
Chet Howard         25,000      439,000    --       25,000        *
George Pursglove    27,500       50,000    --       27,500        *
David Markowski     25,000       50,000    --       25,000        *
Cornelia Eldridge       --                 --           --        --
* Less than 1%

(1) Represents shares issuable upon exercise of stock options granted pursuant to the Plans.

 (2)  Represents  shares  received  as a  stock  bonus.

     To allow the Selling Shareholders to sell their Shares when they deem appropriate, the Company has filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.

                             PLAN OF DISTRIBUTION

         The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/ dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/ dealer may be in excess of customary compensation).

         The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

         The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling
Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

         Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 102 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 102 applies to one or more of the principal market makers in the Company's Common Stock, the market price of such stock could be adversely affected. See "RISK FACTORS".

                         DESCRIPTION OF COMMON STOCK

         The shares of Common Stock offered by this Prospectus are fully paid and non-assessable. Holders of the Common Stock do not have preemptive rights. Each stockholder is entitled to one vote for each share of Common stock held of record by such stockholder. There is no right to cumulate votes for election of directors. Upon liquidation of the Company, the assets then legally available for distribution to holders of the Common Stock will be distributed ratably among such shareholders in proportion to their stock holdings. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

                                   EXPERTS

         The financial statements as of June 30, 1998 and for each of the two years in the period ended June 30, 1998 incorporated by reference in this prospectus from the Company's annual report on Form 10-K have been audited by Ehrhardt Keefe Steiner & Hottman PC independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   GENERAL

         The Delaware General Corporation Law provides that the Company may indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company's directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

         All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.